EXHIBIT 99.1

Berkeley Lights Reports Second Quarter 2021 Financial Results
Second quarter revenue grew 82% year over year

EMERYVILLE, Calif. August 11, 2021 – Berkeley Lights, Inc. (Nasdaq: BLI), a leader in Digital Cell Biology, today reported financial results for the quarter ended June 30, 2021.

Recent Highlights

•Grew total revenue to $19.3 million for the second quarter of 2021, representing an 82% year over year growth and bringing first half revenue to $37.9 million, a 56% increase over the first half of 2020

•Expanded the installed base to 92 platforms, with seven new direct placements shipped in the quarter

•Launched TechAccess subscription model expanding customer access to the Berkeley Lights platform

•Released Opto Plasma B Discovery 4.0, an industry-leading functional antibody discovery workflow, which significantly increases recovered sequence diversity and reduces the cost and labor associated with DNA synthesis, cloning, and re-expression

•Announced partnership with Bayer to screen individual variants of bioactives with massively high throughput using the Berkeley Lights Platform:
◦Near-term, multi-year revenue opportunity followed by additional service and backend milestone payment opportunities.
◦Marks the first application of Berkeley Lights’ technology in the agricultural sector.
◦Launches Berkeley Lights’ technology as a high throughput functional screening service.

“During the second quarter, we made important progress across our business and saw growing demand for the Berkeley Lights platform,” said Berkeley Lights Chief Executive Officer Eric Hobbs, Ph.D. “We continue to focus on business development partnerships, with industry leaders like Thermo Fisher and Bayer, to develop disruptive workflows and services. These partnerships not only expand the market opportunities for our platform, but also help us to achieve our mission by accelerating cell and gene therapy products into the clinic and helping to drive world-class innovation and standards in sustainability for farmers, consumers, and the environment. Berkeley Lights is uniquely positioned to do this as we provide unprecedented functional information at scale that can unlock revolutionary improvements to human health.”

Quarterly 2021 Financial Results

	Three Months Ended June 30,
(in thousands, except per share data)	2021	2020
	(unaudited)	(unaudited)
Revenue	$19,250	$10,569
Gross profit	12,728	6,962
Gross margin %	66%	66%
Operating expenses	30,577	19,112
Loss from operations	(17,849)	(12,150)
Net loss and net comprehensive loss	(18,154)	(12,430)
Net loss attributable to common stockholders per share, basic and diluted	(0.27)	(4.25)
Total stock-based compensation	5,629	1,352

2021 Outlook Reaffirmed
Berkeley Lights continues to expect full year 2021 revenue to be in the range of $90 million to $100 million, representing 40% to 56% growth over the full year of 2020.

Webcast and Conference Call Information
Berkeley Lights will host a conference call to discuss the second quarter 2021 financial results before market open on Wednesday, August 11, 2021 at 5:30 a.m Pacific Time/8:30 a.m. Eastern Time. A webcast of the conference call can be accessed at http://investors.berkeleylights.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Berkeley Lights

Berkeley Lights is a leading Digital Cell Biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprising proprietary consumables, including our OptoSelect chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Berkeley Lights’ Beacon and Lightning systems and Culture Station instrument are: FOR RESEARCH USE ONLY. Not for use in diagnostic procedures.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Press Contact
christy.nguyen@berkeleylights.com

Investor Contact
ir@berkeleylights.com

Berkeley Lights, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Revenue:
Product revenue	$13,021	$9,107	$26,554	$19,790
Service revenue	6,229	1,462	11,324	4,557
Total revenue	19,250	10,569	37,878	24,347
Cost of sales:
Product cost of sales	3,332	2,384	7,035	5,004
Service cost of sales	3,190	1,223	5,664	2,402
Total cost of sales	6,522	3,607	12,699	7,406
Gross profit	12,728	6,962	25,179	16,941
Operating expenses:
Research and development	13,535	11,843	26,562	22,819
General and administrative	11,725	4,193	20,692	8,190
Sales and marketing	5,317	3,076	10,923	6,310
Total operating expenses	30,577	19,112	58,177	37,319
Loss from operations	(17,849)	(12,150)	(32,998)	(20,378)
Other income (expense):
Interest expense	(356)	(356)	(710)	(713)
Interest income	43	47	109	198
Other income (expense), net	34	37	53	62
Loss before income taxes	(18,128)	(12,422)	(33,546)	(20,831)
Provision for income taxes	26	8	43	24
Net loss and net comprehensive loss	$(18,154)	$(12,430)	$(33,589)	$(20,855)

Net loss attributable to common stockholders per share, basic and diluted	$(0.27)	$(4.25)	$(0.51)	$(7.29)
Weighted-average shares used in calculating net loss per share, basic and diluted	66,790,755	3,109,545	66,029,307	3,078,756

Berkeley Lights, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

Assets	June 30, 2021	December 31, 2020
	(unaudited)
Current assets:
Cash and cash equivalents	$215,077	$233,408
Trade accounts receivable	19,760	12,939
Inventory	12,572	11,047
Prepaid expenses and other current assets	8,115	8,175
Total current assets	255,524	265,569
Restricted cash	270	270
Property and equipment, net	20,839	14,544
Operating lease right-of-use assets	15,724	16,718
Other assets	3,357	2,557
Total assets	$295,714	$299,658
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$8,727	$3,491
Accrued expenses and other current liabilities	10,501	8,401
Current portion of notes payable	—	11,594
Deferred revenue	8,258	5,482
Total current liabilities	27,486	28,968
Notes payable, net of current portion	19,673	8,301
Deferred revenue, net of current portion	1,875	1,709
Operating lease liability, noncurrent	14,841	15,899
Total liabilities	63,875	54,877
Stockholders’ equity:
Convertible preferred stock	—	—
Common stock	4	3
Additional paid-in capital	457,308	436,662
Accumulated deficit	(225,473)	(191,884)
Total stockholders’ equity	231,839	244,781
Total liabilities and stockholders’ equity	$295,714	$299,658